V E R I T E X Investor Presentation 3rd Quarter 2019

Safe Harbor Forward-looking statements This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the impact Veritex Holdings, Inc. (“Veritex”) expects its acquisition of Green Bancorp, Inc. (“Green”) to have on its operations, financial condition and financial results and Veritex’s expectations about its ability to successfully integrate the combined businesses of Veritex and Green and the amount of cost savings and overall operational efficiencies Veritex expects to realize as a result of the acquisition of Green. The forward-looking statements in this presentation also include statements about the expected payment date of Veritex’s quarterly cash dividend, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, the possibility that the businesses of Veritex and Green will not be integrated successfully, that the cost savings and any synergies from the acquisition may not be fully realized or may take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex has (or Green had) business relationships, diversion of management time on integration-related issues, the reaction to the acquisition by Veritex’s and Green’s customers, employees and counterparties and other factors, many of which are beyond the control of Veritex. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2018 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data presented in this presentation, Veritex's estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Veritex believes that its internal research is reliable, even though such research has not been verified by independent sources. 2

Non-GAAP Financial Measures Veritex reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain supplemental non-GAAP financial measures used in managing its business provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to assess the Company’s operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Veritex’s results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible book value per common share; • Tangible common equity to tangible assets; • Returns on average tangible common equity; • Operating net income; • Pre-tax, pre-provision operating earnings; • Diluted operating earnings per share (“EPS”); • Operating return on average assets; • Operating return on average tangible common equity; • Operating efficiency ratio; • Operating noninterest income; and • Operating noninterest expense. Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP. 3

Third Quarter 2019 Financial Highlights Quarter Financial Results GAAP Financial Highlights 3Q19 2Q19 Change % Change Net income $ 27,405 $ 26,876 $ 529 2.0% Diluted EPS 0.51 0.49 0.02 4.1 Return on average assets (“ROA”) 1.36% 1.36% - 0.0 Efficiency Ratio 43.67 51.49 782 bp (15.2) Non-GAAP Financial Highlights1 3Q19 2Q19 Change % Change Operating net income $ 28,629 $ 32,234 $ (3,605) (11.2%) Diluted operating EPS 0.53 0.59 (0.06) (10.2) Pre-tax, pre-provision operating ROA 2.26% 2.22% 4 bp 1.8 Return on average tangible common 15.15 15.26 (11 bp) (0.7) equity Operating return on average tangible 15.78 18.09 (231 bp) (12.8) common equity Operating ROA 1.42 1.63 (21 bp) (12.9) Operating efficiency Ratio 42.36 43.66 130 bp (3.0) 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 4

Year to Date 2019 Financial Highlights Year to Date Financial Results GAAP Financial Highlights 3Q19 3Q18 Change % Change Net income $ 61,688 $ 29,516 $ 32,172 109.0% Diluted EPS 1.13 1.20 (0.07) (5.8) Return on average assets (“ROA”) 1.04% 1.28% (24 bp) (18.7) Efficiency Ratio 59.42 55.15 (427 bp) (7.7) Non-GAAP Financial Highlights1 3Q19 3Q18 Change % Change Operating net income $ 93,542 $ 33,794 $ 59,748 176.8% Diluted operating EPS 1.71 1.37 0.34 24.8 Pre-tax, pre-provision operating ROA 2.30% 2.05% 25 bp 12.2 Return on average tangible common 11.93 12.36 (43 bp) (3.5) equity Operating return on average tangible 17.57 14.09 348 bp 24.7 common equity Operating ROA 1.58 1.46 12 bp 8.2 Operating efficiency Ratio 43.19 49.45 626 bp 12.7 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 5

Fully Diluted EPS and ROATCE1 Diluted Earnings Per Share1 $0.59 $0.59 $0.60 $0.53 $0.51 $0.50 $0.47 $0.49 $0.42 $0.40 $0.40 $0.36 $0.30 $0.20 $0.13 $0.10 $0.00 3Q18 4Q18 1Q19 2Q19 3Q19 Reported Operating ROATCE1 18.81% 20% 18.09% 15.78% 13.37% 15% 12.49% 15.26% 15.15% 10% 10.79% 11.52% 5% 5.09% 0% 3Q18 4Q18 1Q19 2Q19 3Q19 Reported Operating 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 6

ROAA and Efficiency Ratio1 ROAA1 2.0% 3.0% 1.69% 1.63% 2.40% 2.26% 1.40% 1.42% 2.5% 2.22% 1.5% 1.28% 1.98% 1.95% 2.0% 1.36% 1.36% 1.0% 1.5% 1.10% 1.20% 1.36% 1.0% 1.36% 0.5% 1.10% 1.20% 0.5% 0.38% 0.0% 0.0% 0.38% 3Q18 4Q18 1Q19 2Q19 3Q19 3Q18 4Q18 1Q19 2Q19 3Q19 Reported Operating Reported PTPP Operating Efficiency Ratio1 Tangible Book Value per Common Share1 82.30% 85% $14.74 80% $15.00 $14.61 $14.27 75% $14.50 $14.21 $13.83 70% $14.00 65% $13.50 60% 57.58% $13.00 54.27% 55% 51.49% $12.50 50% $12.00 50.65% 43.66% 43.67% 45% 49.09% $11.50 42.36% 40% 43.54% $11.00 3Q18 4Q18 1Q19 2Q19 3Q19 3Q18 4Q18 1Q19 2Q19 3Q19 Reported Operating 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 7

Net Interest Income • Net interest income of $70.9 million slightly decreased from 2Q19 $ in million $71.4 and increased $41.6 million, or 142%, compared to 3Q19, largely $70.9 due to the Green merger • Net interest margin of 3.90% down 10 bps compared to 2Q19; includes $5.4 million of purchase accounting adjustments in 3Q19 compared to $5.5 million in 2Q19 • 3Q19 loan commitments totaled $440.7 million at a weighted average rate of 5.07% Drivers of NIM decrease $29.3 3.99% 4.00% NIM Adj. NIM 3.90% 2Q19 Net Interest Margin 4.00% 3.69% Impact of rates on earnings assets (0.08%) (0.12%) 3.69% 3.58% 3.60% Impact of rates on interest-bearing 0.02% 0.06% liabilities 3Q18 2Q19 3Q19 Change in volume and mix (0.04%) (0.03%) Net Interest Income 3Q19 Net Interest Margin 3.90% 3.60% NIM 1 Adjusted NIM (Excludes All Purchase Accounting) 1 Purchase accounting adjustments are primarily comprised of loan accretion and deposit premium amortization of $4.2 million and $1.2 million in 3Q19, $3.6 and $1.9 million in 2Q19 and $2.8 8 million and $158 thousand in 3Q18.

Noninterest Income (Operating) • Operating noninterest income1 totaled $8.4 million for the quarter ended September 30, 2019, a 26.3% increase over the prior quarter. • SBA revenue consistent with the 2Q19 but remains on track with year to date expectations. • Customer swap income totaled $671 thousand on 10 transactions during 3Q19 compared to $12 thousand during 2Q19. Operating Noninterest Income1 Composition ($ in thousands) $9,256 $8,430 $2,091 $1,658 $6,676 $218 $853 $2,370 $1,104 $2,252 $1,932 $3,661 $1,278 $611 $2,408 $1,831 $919 $3,517 $3,422 $3,667 $270 $410 $387 $809 $832 3Q18 4Q18 1Q19 2Q19 3Q19 Service charges and fees on deposit accounts Loan fees Gain on sale of loans Other 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of this non-GAAP financial measures. 9

Noninterest Expense (Operating) • Operating noninterest expense1 totaled $33.6 million for the quarter ended September 30, 2019, a 1.5% decrease over the prior quarter. • Operating noninterest expense excludes core conversion and planned employee departures. • Added new talent, including 4 loan producers, during the third quarter. Additional salary and benefit cost was offset by lower variable compensation expense. Operating Noninterest Expense1 Composition ($ in thousands) $35,776 $34,106 $33,595 $6,584 $7,100 $6,559 $2,760 $2,719 $2,712 $3,418 $2,814 $2,750 $4,129 $4,014 $4,044 $15,554 $16,208 $2,579 $2,794 $798 $835 $1,893 $1,889 $2,412 $18,885 $2,890 $17,459 $17,530 $7,394 $8,278 3Q18 4Q18 1Q19 2Q19 3Q19 Salaries and employee benefits Occupany and equipment Professional and regulatory fees Amortization of intangibles Other 10 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of this non-GAAP financial measures.

Loans Held For Investment

- Loans held for investment decreased $44.7 million, or 3.0% on a linked quarter annualized basis.
- 43.8% of loan portfolio was credit marked in the last 2 years.

Quarter-end New Commitments by Market



$168
$173
$173
$317
2Q19
3Q19
Houston
Dallas

Variable Rate Loan Floors

Grouping	Total Balance	% of Total Balance	Cumulative % of Total Balance
No Floor	$ 2,921	70%	70%
Floor Reached	218	5%	75%
0-25 bps to Reach Floor	57	1%	76%
26-50 bps to Reach Floor	145	4%	80%
51-75 bps to Reach Floor	73	2%	82%
76-100 bps to Reach Floor	295	7%	89%
101-125 bps to Reach Floor	165	4%	93%
126-150 bps to Reach Floor	108	3%	96%
151+ bps to Reach Floor	174	4%	100%
	$ 4,156	**100%**	

($ in millions)	For the Quarter Ended 2Q19	For the Quarter Ended 3Q19
Originated Loans[1]	2,730	3,076
Acquired non-PCI Loans	2,829	2,430
Acquired PCI loans	173	148
Mortgage warehouse	200	234
Total Loans	5,932	5,888
Qtr / Qtr Change in Balance		
Originated Loans[1]	28.7%	12.7%
Acquired non-PCI Loans	-5.4%	-14.1%
Acquired PCI loans[2]	4.8%	-14.5%
Mortgage warehouse	75.4%	17.0%
Total Loans	2.7%	-0.7%

Loan Composition

As of September 30, 2019



1-4 Family and Consumer 10%
Commercial 29%
Owner Occupied CRE 12%
Commercial Real Estate 45%
Mortgage Warehouse 4%

[1] Originated loans includes newly originated loans and purchased loans that have matured and renewed during the quarter.
[2] Increase in acquired PCI loans during the second quarter 2019 was a result of updates to the provision estimate of the fair value of PCI loans during the measurement period.

11

Deposits and Borrowings

- Noninterest-bearing deposits totaled $1.5 billion, which comprised 25.0% of total deposits as of September 30, 2019.
- Loan to deposit ratio increased to 100.2% at September 30, 2019 from 96.2% at June 30, 2019.
- Excluding mortgage warehouse, the loan to deposit ratio was 96.2% at September 30, 2019.
- Entered into $600 million of floating rate and structured borrowings to replace high cost funding resulting in a 5 basis point decrease in average costs of total deposits, which excludes deposit premium accretion quarter over quarter.
- Average cost of interest-bearing deposits, excluding deposit premium accretion, at a blended rate has decreased 15 basis point from June 2019 primarily as a result of cuts in money market rates and our strategy to replace high cost funding.



Deposits
($ in millions)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$648
$1,346
$662
$683
$1,313
$626
$2,241
$2,617
$1,440
$2,042
$2,646
$1,477
$1,877
$2,528
$1,473
3Q18
4Q18
1Q19
2Q19
3Q19
Noninterest-bearing
Interest-bearing
Certificates and other time deposits



Average Cost of Total Deposits[1]
1.62%
1.78%
1.85%
1.94%
1.89%
1.59%
1.75%
1.62%
1.79%
1.79%
1.20%
1.32%
1.25%
1.38%
1.36%
3Q18
4Q18
1Q19
2Q19
3Q19
Average costs of total deposits, excluding deposit premium accretion
Average cost of interest-bearing deposits
Average cost of total deposits



Monthly Cost of Interest-bearing Deposits and FHLB Borrowings[2]
2.61%
2.76%
2.49%
2.15%
1.92%
1.82%
1.91%
1.95%
1.97%
1.96%
1.91%
1.77%
Apr-19
May-19
Jun-19
Jul-19
Aug-19
Sep-19
Average cost of interest-bearing deposits, excluding deposit premium accretion
Average cost of FHLB borrowings

1 Average costs of total deposits excludes $158, $132, $2,731, $1,355 and $1,210 of deposit premium accretion as of 3Q18, 4Q18, 1Q19, 2Q19, and 3Q19, respectively.

2 Average costs of interest-bearings deposits excludes $711, $644, $559, $484, $391, $335 of deposit premium accretion as of April 2019, May 2019, June 2019, July 2019, August 2019 and September 2019, respectively.

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Strong Asset Quality

Allowance for Loan Losses Ratio



1.28%
1.23%
1.82%
1.77%
1.44%
0.73%
0.75%
0.37%
0.42%
0.45%
3Q18
4Q18
1Q19
2Q19
3Q19
ALLL
ALLL + Remaining PD

NPAs / Total Assets



0.80%
0.77%
0.29%
0.54%
0.21%
$21
$64
$25
$4
$19
$2
$26
$16
$5
$2
$10
3Q18
4Q18
1Q19
2Q19
3Q19
Nonaccruals
Accruing 90+
ORE
NPAs/Total Assets

Q3 Provision Breakdown

Specific Reserves	1,180
General Reserves (including renewed loans)	2,933
Acquired energy loan[1]	5,561
Provision	**9,674**

included
included

Q3 ALLL Rollforward

June 30, 2019 Balance	24,712
Charge-offs[2]	(8,214)
Recoveries	71
Provision	9,674
September 30, 2019 Balance	**26,243**

[1] Charge-off related to a commercial energy loan relationship acquired from Sovereign Bancshares, Inc. in 2017. The relationship consists of a $7.8 million loan to an independent oil and gas exploration company that filed for bankruptcy protection in 2018 and recently entered into a sales process pursuant to Section 363 of the Bankruptcy Code. The $5.6 charge-off of this commercial loan relationship (calculated as full charge-off of $6.1 less a specific reserve of $253 thousand less a purchase discount of $161 thousand) results in the Company exiting the relationship in full.

[2] Excluding the $5.6 energy loan provision, the remaining charge-offs recorded during the third quarter of 2019 were fully reserved against in the second quarter of 2019.

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VHI Capital Ratios and Actions Company Level as of September 30, 20191 • Dividends › On October 21, 2019, declared quarterly 12.71% 12.26% cash dividend of $0.125 per common share 11.71% 11.26% 10.33% 10.08% 10.17% 10.47% payable in November 2019 • Stock Buyback Program › Increased to $100 million from $50 million and extended previously announced stock buyback program 2 TCE / TA Leverage Ratio Tier 1 Ratio Total Capital Ratio › QTD repurchased $29.0 million in common 2Q19 3Q19 stock (1,177,241 shares) YTD repurchased $58.8 million in common Bank Level as of September 30, 20191 › stock (2,349,103 shares) › Reduction in share count of 4.29% 12.54% 12.16% 11.61% 12.00% 10.80% 10.64% • 2019 Return to Shareholders › QTD return of $35.7 million ($29.0 million in stock buyback and $6.7 million in common dividends) › YTD return of $79.1 million ($58.8 million in stock buyback and $20.3 million in Leverage Ratio Tier 1 Ratio Total Capital Ratio common dividends) 2Q19 3Q19 1 Preliminary 14 2 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

Outlook and Focus Through 2020 1 Strong operating earnings profile, 2 Fortress balance sheet with significant highlighted by year to date 2019 PTPP liquidity, capital and limited credit return on average assets of 2.30%1, downside given less than $25 million in operating return on average tangible net energy exposure and $58.5 million common equity of 17.57%1 and an in remaining purchase discount on operating efficiency ratio of 43.19%1. acquired loans. Focused on: 3 4 • Rebuilding growth Operating in two of the best markets momentum in the country, Dallas-Fort Worth and • Maintaining asset quality Houston, with favorable market • Returning excess capital to position and scarcity value. shareholders through share repurchases and common stock dividends 5 Not focused on: 6 • M&A because we have Attractive valuation at 10.02 times achieved the necessary 2020 consensus earnings. scale to deliver top quality financial results 15 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures 2 As of October 16, 2019 and 2020 consensus earnings estimate of $2.43 from individual analyst reports.

V E R I T E X Reconciliation of Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures

	As of				
	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18
	(Dollars in thousands, except per share data)				
Tangible Common Equity					
Total stockholders' equity	$ 1,205,530	$ 1,205,293	$ 1,193,705	$ 530,638	$ 517,212
Adjustments:					
Goodw ill	(370,463)	(370,221)	(368,268)	(161,447)	(161,447)
Core deposit intangibles	(70,014)	(72,465)	(74,916)	(11,675)	(12,107)
Tangible common equity	$ 765,053	$ 762,607	$ 750,521	$ 357,516	$ 343,658
Common shares outstanding	52,373	53,457	54,236	24,254	24,192
Book value per common share	$23.02	$22.55	$21.88	$21.88	$21.38
Tangible book value per common share	$14.61	$14.27	$13.76	$14.74	$14.21
Tangible Common Equity					
Total stockholders' equity	$ 1,205,530	$ 1,205,293	$ 1,193,705	$ 530,638	$ 517,212
Adjustments:					
Goodw ill	(370,463)	(370,221)	(368,268)	(161,447)	(161,447)
Core deposit intangibles	(70,014)	(72,465)	(74,916)	(11,675)	(12,107)
Tangible common equity	$ 765,053	$ 762,607	$ 750,521	$ 357,516	$ 343,658
Tangible Assets					
Total assets	$ 7,962,883	$ 8,010,106	$ 7,931,747	$ 3,208,550	$ 3,275,846
Adjustments:					
Goodw ill	(370,463)	(370,221)	(368,268)	(161,447)	(161,447)
Core deposit intangibles	(70,014)	(72,465)	(74,916)	(11,675)	(12,107)
Tangible Assets	$ 7,522,406	$ 7,567,420	$ 7,488,563	$ 3,035,428	$ 3,102,292
Tangible Common Equity to Tangible Assets	10.17%	10.08%	10.02%	11.78%	11.08%

17

Reconciliation of Non-GAAP Financial Measures For the Nine Months For the Three Months Ended Ended 30-Sep-19 30-Jun-19 31-Mar-19 31-Dec-18 30-Sep-18 30-Sep-19 (Dollars in thousands) Net income available for common stockholders adjusted for amortization of core deposit intangibles Net income $ 27,405 $ 26,876 $ 7,407 $ 9,825 $ 8,935 $ 61,688 Adjustments: Plus: Amortization of core deposit intangibles 2,451 2,451 2,477 432 431 7,379 Less: Tax benefit at the statutory rate 515 515 520 91 91 1,550 Net income available for common stockholders adjusted for amortization of intangibles $ 29,341 $ 28,812 $ 9,364 $ 10,166 $ 9,275 $ 67,517 Average Tangible Common Equity Total average stockholders' equity $ 1,210,147 $ 1,200,632 $ 1,190,266 $ 523,590 $ 514,876 $ 1,199,440 Adjustments: Average goodw ill (370,224) (369,255) (366,795) (161,447) (161,447) (369,097) Average core deposit intangibles (71,355) (73,875) (76,727) (11,932) (12,354) (73,965) Average tangible common equity $ 768,568 $ 757,502 $ 746,744 $ 350,211 $ 341,075 $ 756,378 Return on Average Tangible Common Equity (Annualized) 15.15% 15.26% 5.09% 11.52% 10.79% 11.93% 18

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended					For the Nine Months Ended
	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Sep-19
	(Dollars in thousands, except per share data)					
Operating Earnings						
Net income	$ 27,405	$ 26,876	$ 7,407	$ 9,825	$ 8,935	$ 61,688
Plus: Loss on sale of securities available for sale, net	—	642	772	42	—	1,414
Plus: Loss (gain) on sale of disposed branch assets[1]	—	359	—	—	—	359
Plus: Merger and acquisition expenses	1,035	5,431	31,217	1,150	2,692	37,683
Operating pre-tax income	28,440	33,308	39,396	11,017	11,627	101,144
Less: Tax impact of adjustments[2]	217	1,351	6,717	(440)	538	8,285
Plus: Tax Act re-measurement	—	—	—	—	(688)	—
Plus: Other M&A tax items	406	277	—	—	—	683
Net operating earnings	**$ 28,629**	**$ 32,234**	**$ 32,679**	**$ 11,457**	**$ 10,401**	**$ 93,542**
Weighted average diluted shares outstanding	53,873	54,929	55,439	24,532	24,613	54,633
Diluted EPS	$0.51	$0.49	$0.13	$0.40	$0.36	$1.13
Diluted operating EPS	$ 0.53	$ 0.59	$ 0.59	$ 0.47	$ 0.42	$ 1.71

[1] Loss on sale of disposed branch assets for the nine months ended September 30, 2019 and three months ended June 30, 2019 is included in merger and acquisition expense within the condensed consolidated statements of income.

[2] During the fourth quarter of 2018, the Company initiated a transaction cost study, which through December 31, 2018 resulted in $727 thousand of expenses paid that are non-deductible merger and acquisition expenses. As such, the $727 thousand of non-deductible expenses are reflected in the six months ended June 30, 2018 tax impact of adjustments amounts reported. All other non-merger related adjustments to operating earnings are taxed at the statutory rate.

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Reconciliation of Non-GAAP Financial Measures For the Nine Months For the Three Months Ended Ended 30-Sep-19 30-Jun-19 31-Mar-19 31-Dec-18 30-Sep-18 30-Sep-19 (Dollars in thousands, except per share data) Pre-Tax, Pre-Provision Operating Earnings Net income $ 27,405 $ 26,876 $ 7,407 $ 9,825 $ 8,935 $ 61,688 Plus: Provision for income taxes 7,595 7,369 1,989 3,587 1,448 16,953 Pus: Provision for loan losses 9,674 3,335 5,012 1,364 3,057 18,021 Plus: Loss on sale of securities available for sale, net — 642 772 42 — 1,414 Plus: Loss (gain) on sale of disposed branch assets — 359 — — — 359 Plus: Merger and acquisition expenses 1,035 5,431 31,217 1,150 2,692 37,683 Net pre-tax, pre-provision operating earnings $ 45,709 $ 44,012 $ 46,397 $ 15,968 $ 16,132 $ 136,118 Average total assets $ 8,009,377 $ 7,937,319 $ 7,841,267 $ 3,243,168 $ 3,225,797 $ 7,929,028 Pre-tax, pre-provision operating return on average assets1 2.26% 2.22% 2.40% 1.95% 1.98% 2.30% Average total assets $ 8,009,377 $ 7,937,319 $ 7,841,267 $ 3,243,168 $ 3,225,797 $ 7,929,028 Return on average assets1 1.36% 1.36% 0.38% 1.20% 1.10% 1.04% Operating return on average assets1 1.42% 1.63% 1.69% 1.40% 1.28% 1.58% 1 Annualized ratio. 20

Reconciliation of Non-GAAP Financial Measures For the Nine Months For the Three Months Ended Ended 30-Sep-19 30-Jun-19 31-Mar-19 31-Dec-18 30-Sep-18 30-Sep-19 (Dollars in thousands, except per share data) Operating earnings adjusted for amortization of intangibles Net operating earnings $ 28,629 $ 32,234 $ 32,679 $ 11,457 $ 10,401 $ 93,542 Adjustments: Plus: Amortization of core deposit intangibles 2,451 2,451 2,477 432 431 7,379 Less: Tax benefit at the statutory rate 515 515 520 91 91 1,550 Operating earnings adjusted for amortization of intangibles $30,565 $34,170 $34,636 $11,798 $10,741 $99,371 Average Tangible Common Equity Total average stockholders' equity $ 1,210,147 $ 1,200,632 $ 1,190,266 $ 523,590 $ 514,876 $ 1,199,440 Adjustments: Average goodw ill (370,224) (369,255) (366,795) (161,447) (161,447) (369,097) Average core deposit intangibles (71,355) (73,875) (76,727) (11,932) (12,354) (73,965) Average tangible common equity $ 768,568 $ 757,502 $ 746,744 $ 350,211 $ 341,075 $ 756,378 Operating Return on average tangible 1 common equity 15.78% 18.09% 18.81% 13.37% 12.49% 17.57% Efficiency ratio 43.67% 51.49% 82.30% 54.27% 57.58% 59.42% Operating efficiency ratio 42.36% 43.66% 43.54% 50.65% 49.09% 43.19% 1 Annualized ratio. 21

Reconciliation of Non-GAAP Financial Measures As of 30-Sep-19 30-Jun-19 31-Mar-19 31-Dec-18 30-Sep-18 (Dollars in thousands, except per share data) Operating Noninterest Income Noninterest income $ 8,430 $ 6,034 $ 8,484 $ 3,619 $ 2,408 Plus: Loss on sale of securities availablefor sale, net - 642 772 42 - Operating noninterest income $ 8,430 $ 6,676 $ 9,256 $ 3,661 $ 2,408 Operating Noninterest Expense Noninterest expense $ 34,630 $ 39,896 $ 66,993 $ 17,358 $ 18,246 Plus: Loss (gain) on sale of disposed branch assets1 - 359 - - - Plus: Merger and acquisition expenses 1,035 5,431 31,217 1,150 2,692 Operating noninterest expense $ 33,595 $ 34,106 $ 35,776 $ 16,208 $ 15,554 1 Annualized ratio. Loss on sale of disposed branch assets for the three months ended June 30, 2019 is included in merger and acquisition expense within the condensed consolidated statements of income. 22

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